Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-3ASR No. 333-223097) of Magellan Midstream Partners, L.P. (the Partnership),

2.Registration Statement (Form S-8 No. 333-212836) pertaining to the Long-Term Incentive Plan of the Partnership,

3.Registration Statement (Form S-8 No. 333-176062) pertaining to the Long-Term Incentive Plan of the Partnership,

4.Registration Statement (Form S-8 No. 333-71670) pertaining to the Long-Term Incentive Plan of the Partnership, as amended by Post-Effective Amendment No. 1, and

5.Registration Statement (Form S-8 No. 333-147206) pertaining to the Long-Term Incentive Plan of the Partnership;

of our reports dated February 18, 2021, with respect to the consolidated financial statements of the Partnership and the effectiveness of internal control over financial reporting of the Partnership included in this Annual Report (Form 10-K) of the Partnership for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Tulsa, Oklahoma
February 18, 2021